AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2003
                             REGISTRATION NO.: 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   INFe, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Florida                                   11-3144463
               -------                                   ----------
      (State of Incorporation                  (IRS Employer Identification No.)
         or Organization)

    7787 Leesburg Pike, Suite 200
           Falls Church, VA                                22043
           -----------------                               -----
(Address of Principal Executive Offices)                (Zip Code)


                            2003 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)
                            ------------------------

                                                           Copy To:
                                                           -------
            Thomas Richfield                       Clayton E. Parker, Esq.
      7787 Leesburg Pike, Suite 200              Kirkpatrick & Lockhart LLP
         Falls Church, VA 22043             201 South Biscayne Blvd., 20th Floor
        Telephone: 703-734-5650                      Miami, Florida 33131
        -----------------------                    Telephone: 305-539-3306
(Name and Address of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                          PROPOSED             PROPOSED
                                           MAXIMUM             MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE     OFFERING PRICE        AGGREGATE          AMOUNT OF
 TO BE REGISTERED      REGISTERED(1)     PER SHARE(2)     OFFERING PRICE(2)   REGISTRATION FEE
-------------------    -------------    --------------    -----------------   ----------------
Common Stock,
$.0001 par value         6,000,000          $.02              $120,000            $11.04
----------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Pursuant to Rule 457(h)(1) of the Securities Exchange Act of 1934, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee were computed based on the average of the high and low prices of the shares of common stock on February 20, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The registrant shall provide a written statement to individual consultants and advisers who provide services to the registrant pursuant to consulting or advisory agreements providing for the issuance of securities as compensation, in whole or in part, advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of PART II of this registration statement, and stating that these documents are incorporated by reference in the Section 10(a) prospectus.

     Requests should be made to: Thomas Richfield, President, INFe, Inc., 7787 Leesburg Pike, Suite 200, Falls Church, VA 22043, telephone 703-734-5650.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     INFe, Inc. (the "Company") will furnish shareholders with annual reports containing audited financial statements and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's shareholders generally, also will be furnished to all eligible consultants and advisors.

     The Company hereby incorporates herein by reference the following documents filed by the Company with the Commission:

     (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2001;

     (b) the Company's Quarterly Report on Form 10-QSB for the quarter ended August 31, 2002; and

     (c) The description of the Company's common stock contained in the Company's registration statement on Form 10-SB/A.

     All documents subsequently filed by the Company with the Commission since the date of the latest annual report pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's common stock offered hereby has been sold or which deregisters such Company common stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Title XXXVI, Chapter 607, Section 0850 of the Florida Statutes, as amended, permits a Florida corporation in general to indemnify any of its officers and directors, and any person serving at its request as an officer or director or another corporation or enterprise if he acted in good faith and in a manner which he believed to be in, or not opposed to, the best interest of the corporation. In the event, however, that such person is adjudged liable to the corporation, he will not be entitled to indemnification. Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

--------------------------------------------------------------------------------
EXHIBIT NO.   DESCRIPTION                                   LOCATION
-----------   ----------------------------------------      -----------------
--------------------------------------------------------------------------------

5.1           Opinion of Kirkpatrick & Lockhart LLP re:     Provided herewith
              legality

23.1          Consent of Bagell Josephs & Company, LLC,     Provided herewith
              Independent Public Accountants

23.2          Consent of Kirkpatrick & Lockhart LLP         Provided herewith
                                                            (contained in
                                                            Exhibit 5.1)

99.1          2003 Stock Incentive Plan                     Provided herewith



ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the Agreement of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia, on the 21 day of February, 2003.

                                   INFe, Inc.



                                   By: /s/ Thomas M. Richfield
                                      ------------------------------------------
                                             Thomas M. Richfield
                                             President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Richfield, each of them such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendment thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated:

NAME                                          TITLE                                       DATE
------------------------------------          -------------------------------------       -----------------



/s/ Thomas M. Richfield                       Chairman of the Board President,            February 21, 2003
------------------------------------          President and Chief Executive Officer
Thomas M. Richfield                           (Principal Executive and Principal
                                              Financial and Accounting Officer)




/s/ Gus Mechalas                              Director                                    February 21, 2003
------------------------------------
Gus Mechalas


                                  EXHIBIT LIST

--------------------------------------------------------------------------------
EXHIBIT NUMBER    DESCRIPTION                           LOCATION
--------------    -----------------------------------   ----------------------
--------------------------------------------------------------------------------

5.1               Opinion of Kirkpatrick & Lockhart     Provided herewith
                  LLP re: legality

23.1 Consent of Bagell Josephs & Company, Provided herewith LLC, Independent Public Accountants

23.2              Consent of Kirkpatrick & Lockhart     Provided herewith
                  LLP                                   (contained in Exhibit
                                                        5.1)

99.1              2003 Stock Incentive Plan             Provided herewith

                                 EXHIBIT LIST 1

                                   EXHIBIT 5.1


February 20, 2003


INFe, Inc.
7787 Leesburg Pike, Suite 200
Falls Church, Virginia  22043


RE:  INFe, INC. (THE "CORPORATION")
     REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT")

Gentlemen:

We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 6,000,000 shares of the Corporation's common stock, par value $0.0001 per share (the "COMMON STOCK").

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Certificate of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,

/s/ KIRKPATRICK & LOCKHART LLP

KIRKPATRICK & LOCKHART LLP

                                 EXHIBIT 5.1-1

                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO:  INFe, Inc.

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated February 22, 2002 included in INFe, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2001 and to all references to our Firm included in this Registration Statement.

BAGELL, JOSEPHS & COMPANY
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
February 21, 2003

                                 EXHIBIT 23.1-1

                                 EXHIBIT 99.1-1


                                   INFe, INC.

                            2003 STOCK INCENTIVE PLAN


================================================================================

                                   ARTICLE 1.

                        PURPOSE AND ADOPTION OF THE PLAN

      1.1. PURPOSE. The purpose of the INFe, Inc. 2003 Stock Incentive Plan (hereinafter referred to as the "PLAN") is to assist in attracting and retaining highly competent key employees, non-employee directors and consultants and to act as an incentive in motivating selected key employees, non-employee directors and consultants of INFe, Inc. and its Subsidiaries (as defined below) to achieve long-term corporate objectives.

      1.2. ADOPTION AND TERM. The Plan has been approved by the Board of Directors (hereinafter referred to as the "BOARD") of INFe, Inc. (hereinafter referred to as the "COMPANY"), to be effective as of the closing date of the initial public offering of equity securities by the Company (the "EFFECTIVE DATE"), subject to the approval of the stockholders of the Company. The Plan shall remain in effect until terminated by action of the Board; PROVIDED, HOWEVER, that no Incentive Stock Option (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles VII and VIII with respect to performance-based awards to "covered employees" under Section 162(m) of the Code (as defined below) shall expire as of the fifth anniversary of the Effective Date.

                                   ARTICLE 2.

                                   DEFINITIONS

      For the purposes of this Plan, capitalized terms shall have the following meanings:

      2.1. AWARD means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII and Performance Awards described in Article VIII.

      2.2. AWARD AGREEMENT means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

      2.3. AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

      2.4. BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant's death.

      2.5. BOARD means the Board of Directors of the Company.

      2.6. CHANGE IN CONTROL means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

            (a) The acquisition in one or more transactions by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing 30% or more of either (i) the Outstanding Common Stock or (ii) the Company Voting Securities; provided, however, that a Change in Control as defined in this clause (a) shall not be deemed to occur in connection with any acquisition by the Company, an employee benefit plan of the Company or any Person who immediately prior to the Effective Date is a holder of Outstanding Common Stock or Company Voting Securities (a "CURRENT STOCKHOLDER") so long as such acquisition does not result in any Person other than the Company, such employee benefit plan or such Current Stockholder beneficially owning shares or securities representing 30% or more of either the Outstanding Common Stock or Company Voting Securities; or

            (b) Any election has occurred of persons as directors of the Company that causes two-thirds or more of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated by the Board for election as members of the Board at a time when at least two-thirds of the Board consisted of persons who were members of the Board on the Effective Date; PROVIDED, HOWEVER, that any person nominated for election by the Board when at least two-thirds of the members of the Board are persons described in subclause (i) or (ii) and persons who were themselves previously nominated in accordance with this clause (b) shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in subclause (ii); or

            (c) Approval by the stockholders of the Company of a reorganization, merger, consolidation or similar transaction (a "REORGANIZATION TRANSACTION"), in each case, unless, immediately following such Reorganization Transaction, more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of the corporation or other entity resulting from or surviving such Reorganization Transaction and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company Voting Securities immediately prior to such Reorganization Transaction in substantially the same proportions as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such Reorganization Transaction; or

            (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company to a corporation or other entity, unless, with respect to such corporation or other entity, immediately following such sale or other disposition more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of such corporation or other entity and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Company Voting Securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition.

      2.7. CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

      2.8. COMMITTEE means the committee established in accordance with Section 3.1.

      2.9. COMPANY means INFe, Inc., a Florida corporation, and its successors.

      2.10. COMMON STOCK means Common Stock of the Company, par value $.0001 per share.

      2.11. COMPANY VOTING SECURITIES means the combined voting power of all outstanding securities of the Company entitled to vote generally in the election of directors of the Company.

      2.12. DATE OF GRANT means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

      2.13. EFFECTIVE DATE shall have the meaning given to such term in Section 1.2.

      2.14. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

      2.15. EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Committee in the related Award Agreement as the amount to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.2(b).

      2.16. FAIR MARKET VALUE means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on The Nasdaq National Market System ("NMS"), the closing price, regular way, of the Common Stock on such exchange or NMS, as the case may be, on such date or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NMS, the closing bid price as reported by The Nasdaq SmallCap Market on such date, or if no such price shall have been reported for such date, on the next preceding date for which such price was so reported; or
(iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NMS or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the "pink sheets" or displayed on the National Association of Securities Dealers, Inc. ("NASD") Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, is not authorized for quotation on NMS or The Nasdaq SmallCap Market and is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the fair market value of the Common Stock as determined in good faith by the Committee.

      2.17.  INCENTIVE  STOCK OPTION means a stock option  within the meaning of
Section 422 of the Code.

      2.18. MERGER means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

      2.19. NON-EMPLOYEE DIRECTOR means a member of the Board who (i) is not currently an officer or otherwise employed by the Company or a parent or a subsidiary of the Company, (ii) does not receive compensation directly or indirectly from the Company or a parent or a subsidiary of the Company for services rendered as a consultant or in any capacity other than as a director, except for an amount for which disclosure would not be required pursuant to Item 404(a) of Regulation S-K, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

      2.20. NON-EMPLOYEE DIRECTOR OPTION means a stock option granted to a Non-Employee Director in accordance with Section 6.1(a).

      2.21. NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

      2.22. OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

      2.23. OUTSTANDING COMMON STOCK means, at any time, the issued and outstanding shares of Common Stock.

      2.24. PARTICIPANT means a person designated to receive an Award under the Plan in accordance with Section 5.1.

      2.25. PERFORMANCE AWARDS means Awards granted in accordance with Article VIII.

      2.26. PLAN means the INFe, Inc. 2003 Stock Incentive Plan as described herein, as the same may be amended from time to time.

      2.27. PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.1(b).

      2.28. RESTRICTED SHARES means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

      2.29. RETIREMENT means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

      2.30.  STOCK  APPRECIATION  RIGHTS means Awards granted in accordance with
Article VI.

      2.31.  SUBSIDIARY  means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.

      2.32. TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion. In the case of a consultant who is not an employee of the Company or a Subsidiary, Termination of Employment shall mean voluntary or involuntary termination of the consulting relationship for any reason. In the case of a Non-Employee Director, Termination of Employment shall mean voluntary or involuntary termination, non-election, removal or other act which results in such Non-Employee Director no longer serving in such capacity. ARTICLE 3.

                                   ARTICLE 3.

                                 ADMINISTRATION

      3.1. COMMITTEE. The Plan shall be administered by a committee of the Board (the "COMMITTEE") comprised of at least two persons. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

                                   ARTICLE 4.

                                     SHARES

      4.1. NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 6,000,000 shares of Common

Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 9.7. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

      4.2. SHARES SUBJECT TO TERMINATED AWARDS. Shares of Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, shares of Common Stock forfeited as provided in
Section 7.2(a) and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant may be subject to new Awards under the Plan. Shares of Common Stock subject to Options, or portions thereof, that have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but shares of Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

                                   ARTICLE 5.

                                  PARTICIPATION

      5.1. ELIGIBLE PARTICIPANTS. Participants in the Plan shall be such key employees, non-employee directors and consultants of the Company and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards.

                                   ARTICLE 6.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      6.1.  OPTION AWARDS.

            (a) GRANT OF OPTIONS. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participants to purchase shares of Common Stock from the Company in such numbers, at such prices, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Committee. The terms of any Option granted under the Plan shall be set forth in an Award Agreement. In addition, the Committee shall grant to each director who is a Non-Employee Director on the Effective Date Non-Qualified Stock Options entitling such Non-Employee Director to purchase 10,000 shares of Common Stock from the Company. The Committee shall grant to each person who is elected, appointed or otherwise becomes a Non-Employee Director after the Effective Date Non-Qualified Stock Options entitling such Non-Employee Director to purchase 5,000 shares of Common Stock from the Company. As of the first day of the second annual term and each year thereafter that such Non-Employee Director serves in the capacity as a Non-Employee Director, the Committee shall grant such Non-Employee Director Non-Qualified Stock Options entitling such Non-Employee Director to purchase 5,000 shares of Common Stock from the Company. The Non-Qualified Stock Options granted to the initial Non-Employee Directors shall have an exercise price equal to the price shares of the Common Stock are sold in the initial public offering of equity securities by the Company on the Effective Date. Non-Qualified Stock Options granted after the Effective Date shall have an exercise price of not less than 100% of the Fair Market Value on the Date of Grant. Except as provided in Sections 6.3(c), 6.3(e) or 6.5, Non-Employee Director Options shall not be exercisable prior to the first anniversary of the Date of Grant, at which time they will be immediately exercisable, in whole or in part, and shall remain exercisable until the tenth anniversary of the Date of Grant.

            (b) PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee.

            (c) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of an Option, such Option as an Incentive Stock Option or a Non-Qualified Stock Option; PROVIDED, HOWEVER, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.

            (d) INCENTIVE STOCK OPTION SHARE LIMITATION. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year.

            (e) RIGHTS AS A STOCKHOLDER. A Participant or a transferee of an Option pursuant to Section 9.4 shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have become the holder of record of any shares covered by such Option; PROVIDED, HOWEVER, that Participants are entitled to share adjustments to reflect capital changes under Section 9.7.

      6.2.  STOCK APPRECIATION RIGHTS.

            (a) STOCK APPRECIATION RIGHT AWARDS. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Options; PROVIDED, HOWEVER, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Option with respect to the same share, and (iii) an Option and a Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.2(c).

            (b) EXERCISE PRICE. The Exercise Price established for any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Options. Upon exercise of Stock Appreciation Rights, the number of shares issuable upon exercise under any related Options shall automatically be reduced by the number of shares of Common Stock represented by such Options which are surrendered as a result of the exercise of such Stock Appreciation Rights.

            (c) PAYMENT OF INCREMENTAL VALUE. Any payment that may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is to be made in Common Stock, the number of shares of Common Stock to be delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the date of exercise. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would otherwise be issuable, the combination of cash and Common Stock payable to a Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

      6.3.  TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

            (a) CONDITIONS ON EXERCISE. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

            (b) DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

                (i) Expiration of the Option or Stock Appreciation Right as provided in the related Award Agreement; or

                (ii) Termination of the Award as provided in Section 6.3(e), following the applicable Participant's Termination of Employment; or

                (iii) In the case of an Incentive Stock Option, ten years from the Date of Grant; or

                (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

            (c) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the related Award Agreement.

            (d)  EXTENSION  OF EXERCISE  TIME.  In  addition  to the  extensions permitted under Section 6.3(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right after its expiration date described in Section 6.3(e), subject, however, to the limitations described in Sections 6.3(b)(i), (iii) and (iv).

            (e)  EXERCISE   OF  OPTIONS  OR  STOCK   APPRECIATION   RIGHTS  UPON
TERMINATION OF EMPLOYMENT.

                (i) TERMINATION OF VESTED OPTIONS AND STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

                    (A) TERMINATION. In the event of Termination of Employment of a Participant other than by reason of death, disability or Retirement, the right of the Participant to exercise any Option or Stock Appreciation Right shall terminate on the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.3(d).

                    (B) DISABILITY OR RETIREMENT. In the event of a Participant's Termination of Employment by reason of disability or Retirement, the right of the Participant to exercise any Option or Stock Appreciation Right which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.3(e)(ii)) shall terminate one year after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.3(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.3(b)(i), (iii) or (iv).

                    (C) DEATH. In the event of the death of a Participant while employed by the Company or a Subsidiary or within any additional period of time from the date of the Participant's Termination of Employment and prior to the expiration of any Option or Stock Appreciation Right as provided pursuant to
Section 6.3(e)(i)(B) or Section 6.3(d) above, to the extent the right to exercise the Option or Stock Appreciation Right was accrued as of the date of such Termination of Employment and had not expired during such additional period, the right of the Participant's Beneficiary to exercise the Option or

Stock Appreciation Right shall terminate one year after the date of the Participant's death (but in no event more than one year from the date of the Participant's Termination of Employment by reason of disability or Retirement), unless the exercise period is extended by the Committee in accordance with
Section 6.3(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.3(b)(i), (iii) or (iv).

                (ii) TERMINATION OF UNVESTED OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. Subject to Section 6.3(c), to the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Committee, in its sole discretion and under such terms as it deems appropriate, may permit, for a Participant who terminates employment by reason of Retirement and who will continue to render significant services to the Company or one of its Subsidiaries after his or her Termination of Employment, the continued vesting of his or her Options and Stock Appreciation Rights during the period in which that individual continues to render such services.

      6.4. EXERCISE PROCEDURES. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement at or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; PROVIDED, HOWEVER, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) shares of Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any shares of Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of shares of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any shares of Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

      6.5. CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options and Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. The provisions of this Section
6.5 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

                                   ARTICLE 7.

                                RESTRICTED SHARES

      7.1. RESTRICTED SHARE AWARDS. The Committee may grant to any Participant an Award of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares intended to qualify for deductibility under Section 162(m) of the Code, performance targets will include specified levels of one or more of operating income, return or investment, return on stockholders' equity, earnings before interest, taxes, depreciation and amortization and/or earnings per share. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

            (a) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.1(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.1(d), free of any restrictions set forth in the Plan and the related Award Agreement (however subject to any restrictions that may be imposed by law) shall be delivered to the Participant.

            (b) STOCKHOLDER RIGHTS. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.1(a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; PROVIDED, HOWEVER, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.1(a).

            (c) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an INTER VIVOS trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

            (d) DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.3, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 9.5, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

      7.2.  TERMS OF RESTRICTED SHARES.

            (a) FORFEITURE OF RESTRICTED SHARES. Subject to Sections 7.2(b) and 7.3, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

            (b) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

      7.3. CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates for such shares in accordance with Section 7.1(d).

                                   ARTICLE 8.

                               PERFORMANCE AWARDS

      8.1.  PERFORMANCE AWARDS.

            (a) AWARD PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

            (b) PERFORMANCE TARGETS. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under Section 162(m) of the Code, the targets will include specified levels of one or more of operating income, return on investment, return on stockholders' equity, earnings before interest, taxes, depreciation and amortization and/or earnings per share. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

            (c) EARNING PERFORMANCE AWARDS. The Committee, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

            (d) PAYMENT OF EARNED PERFORMANCE AWARDS. Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

      8.2. TERMS OF PERFORMANCE AWARDS.

            (a) TERMINATION OF EMPLOYMENT. Unless otherwise provided below or in
Section 8.3, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

            (b) RETIREMENT. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d) of this Section 8.2.

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            (c)  DEATH  OR  DISABILITY.   If  a  Participant's   Termination  of
Employment is due to death or to disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d) of this Section 8.2.

            (d) PRO-RATA PAYMENT. The amount of any payment to be made to a Participant whose employment is terminated by Retirement, death or disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8.1(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.2(d).

            (e) OTHER EVENTS.  Notwithstanding  anything to the contrary in this
Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate.

      8.3. CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control.

                                   ARTICLE 9.

              TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

      9.1. PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 9.3 and
Section 9.7, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

      9.2. AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award. 9.3.
MODIFICATION  OF  AWARD  AFTER  GRANT.  No  Award  granted  under  the Plan to a
Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

      9.4. LIMITATION ON TRANSFER. Except as provided in Section 7.1(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's

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rights to the extent they are exercisable  under the Plan following the death of
the  Participant.   Notwithstanding  the  foregoing,  the  Committee  may  grant
Non-Qualified   Stock  Options  that  are   transferable,   without  payment  of
consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

      9.5. TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

            (a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

            (b) The Committee shall have the discretion as to any Award to cause the Company to pay to tax authorities for the benefit of the applicable Participant, or to reimburse such Participant for, the individual taxes which are due on the grant, exercise or vesting of any Award or the lapse of any restriction on any Award (whether by reason of such Participant's filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

            (c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

      9.6. SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Participant approve.

      9.7. ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

            (a) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

            (b) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of any other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award prior to such Merger, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "ACQUIRING CORPORATION"), will either assume the Company's rights and

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

obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding Awards, PROVIDED, HOWEVER, that if the Acquiring Corporation does not assume or substitute for such outstanding Awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 9.7(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

            (c) OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES. After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

      9.8. NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

      9.9. AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

      9.10. GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Florida and construed in accordance therewith.

      9.11. NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

      9.12. CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

      9.13. SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

      9.14. AMENDMENT AND TERMINATION.

            (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time without the authorization or approval of the Company's stockholders, unless the amendment (i) materially increases the benefits accruing to Participants under the Plan, (ii) materially increases the aggregate number of securities that may be issued under the Plan or (iii) materially modifies the requirements as to eligibility for participation in the Plan, but in each case only to the extent then required by the Code or applicable law, or deemed necessary or advisable by the Board. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award.

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

            (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.